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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549




                                    FORM 8-K


              CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


       DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) DECEMBER 5, 2001
                               (DECEMBER 4, 2001)
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                          CHESAPEAKE ENERGY CORPORATION
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             (Exact name of Registrant as specified in its Charter)


         OKLAHOMA                     1-13726                   73-1395733
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(State or other jurisdiction    (Commission File No.)         (IRS Employer
    of incorporation)                                       Identification No.)


 6100 NORTH WESTERN AVENUE,  OKLAHOMA CITY, OKLAHOMA           73118
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       (Address of principal executive offices)              (Zip Code)


                                 (405) 848-8000
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              (Registrant's telephone number, including area code)




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                    INFORMATION TO BE INCLUDED IN THE REPORT


ITEM 5. OTHER EVENTS

         Chesapeake Energy Corporation ("Chesapeake") issued a Press Release on December 4, 2001. The following was included in the Press Release:

               CHESAPEAKE ENERGY CORPORATION ANNOUNCES PURCHASE OF 240 BCFE OF PROVED GAS RESERVES AND 45,000 MCFE OF
                      DAILY GAS PRODUCTION FOR $249 MILLION

                  COMPANY ALSO UPDATES 2002 GUIDANCE, DISCLOSES
                   HEDGING GAINS OF $250 MILLION AND CONFIRMS
                         NO HEDGING EXPOSURE WITH ENRON

Chesapeake announced three Mid-Continent gas acquisitions that will increase its proved reserves by 240 bcfe and its production by 45,000 mcfe per day. The cost of the transactions will be $249 million, which will be paid from Chesapeake's cash on hand. The acquired assets have a reserves-to-production index of 14.2 years, are 81% natural gas and are 83% proved developed.

Two of the three transactions have recently closed: a $42 million acquisition of producing Mid-Continent gas properties from a large independent producer and a $76 million acquisition of producing Mid-Continent gas properties from RAM Energy, Inc. Chesapeake recently terminated its letter of intent to acquire all of RAM's common stock.

The third acquisition is scheduled to close on December 18, 2001. This $131 million acquisition is of Sapient Energy Corp., a Tulsa-based privately-owned Mid-Continent gas producer.

          HEDGING GAINS TO DATE EXCEED $250 MILLION - CLOSED POSITIONS EXCEED $140 MILLION AND OPEN POSITIONS EXCEED $110 MILLION -
                    COMPANY HAS NO HEDGING EXPOSURE TO ENRON

For the nine months ended September 30, 2001, Chesapeake's hedging program enhanced the company's oil and gas revenue by $41 million. Based on futures prices as of November 29, 2001, the market value of Chesapeake's remaining 2001-03 hedges was approximately $210 million. Of this amount, the company has locked in approximately $100 million through receipt of payment for its October and November 2001 settlements and by lifting certain hedges early for future months of production. The remaining $110 million represents Chesapeake's open positions, virtually all of which are with Morgan Stanley. None of Chesapeake's past or present hedging positions have been executed with or through Enron Corporation or any of its subsidiaries or affiliates.

                               MANAGEMENT SUMMARY

Aubrey K. McClendon, Chesapeake's Chief Executive Officer, commented, "We are very pleased to announce our three most recent acquisitions of Mid-Continent gas producing


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properties. These acquisitions are an excellent fit with our existing
Mid-Continent assets and increase our company's proved reserves by 240 bcfe and our production to 450,000 mcfe per day. Based on the results achieved from our previous acquisitions in the Mid-Continent, we are confident Chesapeake will substantially increase the value of the acquired reserves through additional drilling, more efficient operations and lower administrative costs.

Since January 1998, we have discovered or acquired over 2,200 bcfe of proved natural gas reserves at the very attractive average cost of $1.09 per mcfe. As a result, Chesapeake has become the second largest producer of natural gas in the Mid-Continent, among the ten largest independent gas producers in the U.S. and one of the most profitable producers of natural gas in the industry. We believe the combination of our successful acquisition and drilling programs, our low operating costs and our value-added hedging strategy will enable Chesapeake to continue making attractive acquisitions at reasonable prices in the months ahead. Today's announcements provide further evidence of our ongoing commitment to creating value through further consolidation in the Mid-Continent."

ITEM 9. REGULATION FD DISCLOSURE

The following was included in the Press Release:

                   CHESAPEAKE UPDATES FOURTH QUARTER 2001 AND
                            FULL YEAR 2002 FORECASTS

The following forecasts and estimates revise and replace in their entirety previous projections last updated on October 24, 2001. The company's forecasts and estimates are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Actual results may differ materially due to the risks and uncertainties identified at the end of this release. Furthermore, these projections do not reflect the potential impact of unforeseen events that may occur subsequent to the issuance of this release.

Chesapeake's guidance for the fourth quarter of 2001 has been updated for the effects of the company's recent acquisitions and financings. For the quarter, the company is projecting production of 40 bcfe (89% gas) and per mcfe lease operating expenses of $0.50-$0.55, production taxes of $0.21-$0.24, interest expense of $0.62-$0.67, general and administrative costs of $0.10-$0.11 and DD&A of oil and gas properties of $1.20-$1.30. In addition, Chesapeake expects to report a $25-30 million pre-tax gain on the sale of its Canadian assets and a $10 million pre-tax non-cash loss on the disposition of its 49% of RAM Energy's common stock. The company's tax rate should average 40%, which should be virtually all deferred.

The company's current 2002 guidance projects production of 162-166 bcfe (88% gas) and per mcfe lease operating expenses of $0.50-0.55, production taxes of $0.21-0.24, interest expense of $0.62-0.67, general and administrative costs of $0.10-0.11 and DD&A of oil and gas properties of $1.20-1.30. The company expects its 2002 tax rate to average 40%, which should be virtually all deferred.

Chesapeake Energy Corporation is one of the 10 largest independent natural gas producers in the U.S. Headquartered in Oklahoma City, the company's operations are



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focused on exploratory and developmental drilling and producing property acquisitions in the Mid-Continent region of the United States. The company's Internet address is www.chkenergy.com.

With the filing of this report on Form 8-K, we are posting the same information on our web site at www.chkenergy.com. We caution you that our outlook is given as of December 4, 2001 based on currently available information, and that we are not undertaking any obligation to update our estimates as conditions change or other information becomes available.



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                                    SIGNATURE


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                          CHESAPEAKE ENERGY CORPORATION



                                          BY: /s/ AUBREY K. MCCLENDON
                                              ---------------------------------
                                                     AUBREY K. MCCLENDON
                                                  Chairman of the Board and
                                                   Chief Executive Officer


Dated: December 5, 2001


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